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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No. ____)

       Psychiatric Health Direct Corporation

 (Name of small business issuer in its charter)

North Carolina	01-1120	57-1167912
State or jurisdiction of Incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

        100 Caniff Lane, Cary, North Carolina 27519 (919) 623-2554

(Address and telephone number of principal executive offices)

        100 Caniff Lane, Cary, North Carolina 27519

(Address of principal place of business or intended principal place of business)

        Dr. Anne Edward 100 Caniff Lane, Cary, North Carolina 27519 (919) 623-2554

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public May 3, 2004

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □  N/A

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □  N/A

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □  N/A

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$250,000	$10	$250,000	$148.75

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMAB control number.
SEC 2335 (11-03)

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers.

Furnish the information required by Item 702 of Regulation S-B.

Item 25.    Other Expenses of Issuance and Distribution.

Furnish the information required by Item 511 of Regulation S-B.

Item 26.    Recent Sales of Unregistered Securities.

Furnish the information required by Item 701 of Regulation S-B.

Item 27.    Exhibits.

Furnish the information required by Item 601 of Regulation S-B.

Item 28.    Undertakings.

Furnish the information required by Item 512 of Regulation S-B.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of  Cary State of NC on March 23, 2004.

(Registrant)      Psychiatric Health Direct Corporation

By (Signatures and Title)       /s/Anne F. Edwards

                        Anne F. Edwards    President/ CEO
In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

    (Signature)           /s/Anne F. Edwards

                           Anne F. Edwards
    (Title)          President/ CEO

    (Date)          March 23, 2004

Instructions for signatures

1.	Who must sign: the small business issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least the majority of the board of directors or persons performing similar functions. If the issuer is a limited partnership then the general partner and a majority of its board of directors if a corporation.

2.	Beneath each signature, type or print the name of each signatory. Any person who occupies more than one of the specified positions shall indicate each capacity in which he or she signs the registration statement. See Rule 402 of Regulation C concerning manual signatures and Item 601 of Regulations S-B concerning signatures by powers of attorney.